Putnam RetirementReady 2040 Fund
7/31/05 Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)

Class A	 41
Class B	*
Class C	*

72DD2 (000s omitted)

Class M	*
Class R	*
Class Y	45

73A1
Class A	0.524
Class B	0.450
Class C	0.450

73A2
Class M	0.516
Class R	0.502
Class Y	0.544

74U1 (000s omitted)

Class A	173
Class B	1
Class C	*

74U2 (000s omitted)

Class M	*
Class R	*
Class Y	117

* Represents less than 1(000s omitted)

74V1

Class A	70.81
Class B	68.82
Class C	68.83

74V2

Class M	68.88
Class R	69.04
Class Y	76.67